Kymera Therapeutics Announces Fourth Quarter and Full Year 2021 Financial Results and Provides a Business Update

Completed dose escalation in the KT-474 SAD and MAD portions of Phase 1 trial, with near complete IRAK4 degradation in PBMC and skin, robust ex vivo inhibition of multiple disease-relevant cytokines and favorable safety profile. HS and AD patient cohort data expected in 2H22

INDs cleared and Phase 1 clinical studies initiated for STAT3 (KT-333) and IRAKIMiD (KT-413),

with proof of mechanism data expected in 2022

First disclosure of KT-253, a first-in-class potent and selective MDM2 degrader targeting the p53 pathway for the treatment of liquid and solid tumors, with IND filing expected in 2H22

First disclosure of tissue sparing degradation, with program entering development in 2H22

Expanded Platform investments with new industry and academic partnerships to advance novel approach to molecular glue discovery R&D Day in December highlighted key 2022 objectives and milestones, and company’s five-year company vision to build a fully integrated degrader medicines company

Year end 2021 cash balance of approximately $568 million, providing cash runway into 2025

Watertown, Mass. (February 24, 2022) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing targeted protein degradation to deliver novel small molecule protein degrader medicines, today reported business highlights and financial results for the fourth quarter and full year ended December 31, 2021.

“2021 was a breakthrough year for Kymera as we achieved numerous milestones on our path to becoming a fully integrated, best-in-class degrader medicines company,” said Nello Mainolfi, PhD, Co-Founder, President and CEO, Kymera Therapeutics. “With the clearance of two INDs late in 2021, we now have three clinical stage programs targeting both immune inflammatory and oncology indications, all of which are expected to generate key de-risking patient data in 2022. Combined with a differentiated platform and powerful drug discovery engine poised to generate at least one new IND per year, Kymera is well-positioned to deliver on our goals and impact patients around the globe with a new generation of degrader therapies.”

2021 Business Highlights and Recent Developments

•
Completed dose escalation in the healthy volunteer portion of KT-474 Phase 1 trial, and presented SAD and MAD data demonstrating near complete IRAK4 knockdown in PBMC and skin, as well as robust ex vivo inhibition of multiple disease-relevant cytokines with a favorable safety profile
•
INDs cleared and Phase 1 clinical studies initiated for KT-333 and KT-413
•
Disclosed new development program, KT-253, a potent and selective degrader of MDM2 for a broad variety of liquid and solid tumor indications, with IND filing planned for 2H22
•
Disclosed, for the first-time, in vivo proof-of-concept of tissue selective degradation utilizing a tissue- restricted E3 ligase in a program expected to enter development in 2H22
•
Established a novel molecular glue discovery effort focused on rationally developing novel E3 ligase-based molecular glues, including collaborations with A-Alpha Bio and pioneers at the University of Washington and NYU
•
Hosted first R&D Day in December 2021, highlighting near-term goals and 5-year vision to build a global biotech company with a disease- and technology-agnostic pipeline
•
Appointed biotech pioneer John Maraganore, Ph.D., to the Company’s Board of Directors in January 2022
•
Ended 2021 with cash of approximately $568 million, including gross proceeds of $257 million from a completed follow-on financing in July 2021, providing a cash runway into 2025

Key 2022 Milestones

IRAK4 Degrader Program (KT-474)
KT-474 is a potent, highly selective, orally bioavailable IRAK4 degrader, for the treatment of IL-1R/TLR-driven conditions and diseases with high unmet medical need, including hidradenitis suppurativa (HS), atopic dermatitis (AD), rheumatoid arthritis (RA) and potentially several other diseases. In 2021, Kymera completed dose escalation in the single ascending dose (SAD) and multiple ascending dose (MAD) portions of its KT-474 Phase 1 trial, the industry’s first randomized, placebo-controlled trial in healthy volunteers for a heterobifuctional degrader drug. The data demonstrated near complete IRAK4 degradation in PBMC and skin, robust ex vivo inhibition of multiple disease-relevant cytokines and a favorable safety profile. The final portion of the trial will enroll patients with hidradenitis suppurativa and atopic dermatitis.

Expected Milestones:

•
Present data from patient cohort showing proof of mechanism and proof of biology (2H22)
•
Subsequently initiate Ph2 studies

Kymera is collaborating with Sanofi on the development of degrader candidates targeting IRAK4, including KT-474 (SAR444656), outside of the oncology and immune-oncology fields.

STAT3 Degrader Program (KT-333)

A target long considered “undruggable,” STAT3 is a transcriptional regulator that has been linked to numerous cancers and other inflammatory and autoimmune diseases. Kymera is developing selective STAT3 degraders for the treatment of hematological malignancies and solid tumors, as well as autoimmune and fibrotic diseases. The Company’s STAT3 degraders have the potential to provide a transformative solution to address multiple STAT3 dependent pathologies. In 4Q of 2021, Kymera received IND clearance from FDA for KT-333, its first-in-class STAT3 degrader, which is now in Ph1 clinical studies in patients with liquid and solid tumors.

Expected Milestones:

•
Present first patient proof of mechanism clinical data to de-risk further development (2022)
•
Present new preclinical data to enable indication expansions in new oncology indications (2022)

IRAKIMiD Degrader Program (KT-413)

Kymera is developing novel heterobifunctional degraders that target degradation of both IRAK4 and IMiD substrates Ikaros and Aiolos with a single small molecule, addressing both the IL-1R/TLR and the Type 1 IFN pathways synergistically to broaden activity against MYD88-mutant DLBCL. In 4Q of 2021, Kymera received IND clearance from FDA for KT-413, its first-in-class IRAKIMiD degrader, which is now in Ph1 clinical studies in patients with lymphomas.

Expected Milestones:

•
Present first patient proof of mechanism clinical data to de-risk further development (2022)
•
Present new preclinical data to enable indication expansions in new oncology indications (2022)

MDM2 Degrader Program (KT-253)

MDM2 is the crucial regulator of the most common tumor suppressor, p53 which remains intact (WT) in more than 50% of cancers. Kymera is developing a highly potent MDM2 degrader that, unlike small molecule inhibitors, has the ability to suppress the MDM2 feedback loop and can rapidly induce apoptosis, even with brief exposures. KT-253 has the potential to be effective in a wide range of hematological malignancies and solid tumors with functioning (WT) p53. In 4Q of 2021, Kymera nominated KT-253, its first-in-class MDM2 degrader as development candidate, which is now in IND enabling activities.

Expected Milestones

•
Present additional preclinical data that outline the biomarker strategy as well as new indications for KT-253 (2022)

•
File IND for KT-253 (2H22)

Platform and Discovery Programs

Kymera is leveraging the Company’s proprietary E3 Ligase Whole-Body Atlas, including the differential expression profile of known E3 ligases, to pursue targets and indications that may benefit from tissue-restricted or -selective degradation. Kymera has also expanded the company’s platform to develop a new generation of molecular glue degraders for high value undrugged and non-ligandable targets.

Expected Milestones:

•
Nominate the Company’s first Development Candidate using a tissue restricted E3 ligase (2H22)
•
Continue pipeline expansion by advancing early-stage discovery programs toward IND-enabling studies
•
Further expand the capabilities of Kymera’s Pegasus™ platform to identify the optimal pairing of disease-causing protein targets with E3 ligases to generate novel degrader product candidates
•
Leverage Kymera’s E3 Ligase Whole-Body Atlas of over 600 unique E3 ligases to identify previously unliganded E3 ligases, including tissue-restricted or -selective, as well as new small molecule molecular glue degraders to unlock new opportunities across broad therapeutic applications
•
Advance multiple molecular glue programs in optimization

Fourth Quarter and Full Year 2021 Financial Results

Collaboration Revenues: Collaboration revenues were $15.3 million for the fourth quarter of 2021 and $72.8 million for the year ended December 31, 2021, compared to $12.8 million and $34.0 million, respectively, for the same periods of 2020. Collaboration revenues include revenue from the Company’s Sanofi and Vertex collaborations.

Research and Development Expenses: Research and development expenses were $37.5 million for the fourth quarter of 2021 and $137.0 million for the year ended December 31, 2021, compared to $20.4 million and $62.1 million, respectively, for the same periods of 2020. These increases were primarily due to direct expenses related to IND-enabling studies and clinical activities for IRAK4, IRAKIMiD, and STAT3 programs, as well as increased expenses related to the investment in our MDM2 program, platform, discovery programs, and Vertex collaboration, as well as an increase in occupancy and related costs due to continued growth in the research and development organization. Research and development expenses included non-cash stock-based compensation expense of $3.7 million for the fourth quarter of 2021 and $11.7 million for the year ended December 31, 2021, compared to $1.0 million and $2.3 million, respectively, for the same periods in 2020.

General and Administrative Expenses: General and administrative expenses were $11.7 million for the fourth quarter of 2021 and $36.3 million for the year ended December 31, 2021, compared to $5.2 million and $18.2 million, respectively, for the same periods of 2020. These increases were primarily due to increases in legal and professional service fees in support of the Company’s growth and an increase in personnel, facility, occupancy, and other expenses from an increase in headcount to support growth as a public company. General and administrative expenses included non-cash stock-based compensation expense of $5.0 million for the fourth quarter of 2021 and $13.2 million for the year ended December 31, 2021, compared to $0.9 million and $2.9 million, respectively, for the same periods in 2020.

Net Loss: Net loss was $33.9 million for the fourth quarter of 2021 and $100.2 million for the year ended December 31, 2021, compared to a net loss of $12.7 million and $45.6 million, respectively, for the same periods of 2020.

Cash and Cash Equivalents: As of December 31, 2021, Kymera had approximately $567.6 million in cash, cash equivalents, and investments. Kymera expects that its cash, cash equivalents, and investments as of December 31, 2021, excluding any future potential milestones from collaborations, will enable the Company to fund its operational plans into 2025 while the Company continues to identify opportunities to accelerate growth and expand its pipeline, technologies, and clinical indications.

About Kymera Therapeutics

Kymera is a biopharmaceutical company pioneering the field of targeted protein degradation, a transformative approach to address disease targets and pathways inaccessible with conventional therapeutics. Kymera’s Pegasus™platform is a powerful drug discovery engine, advancing novel small molecule therapies that harness the body’s innate protein recycling machinery to degrade dysregulated, disease-causing proteins. With a focus on undrugged nodes in validated pathways, Kymera is advancing a pipeline of novel therapeutics designed to address the most intractable of pathways and provide new treatments for patients. Kymera’s initial programs target IRAK4, IRAKIMiD, and STAT3 within the IL-1R/TLR or JAK/STAT pathways, providing the opportunity to treat patients with a broad range of immune-inflammatory diseases, hematologic malignancies, and solid tumors. For more information, visit www.kymeratx.com.

About Kymera’s Pegasus™ Platform

Kymera’s Pegasus™ platform is a powerful drug discovery engine that enables the discovery of novel small molecule protein degrader medicines designed to target and disrupt specific protein complexes and full signaling cascades in disease, placing once elusive disease targets within reach. The key components of the platform combine Kymera’s broad understanding of the localization and expression levels of the hundreds of E3 ligases in the human body with the company’s proprietary E3 Ligase Binders Toolbox, and advanced chemistry, biology, and computational capabilities to develop protein degraders that address significant, unmet medical needs.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements by Kymera Therapeutics regarding its: strategy, business plans and objectives for 2022 and beyond, including for the IRAK4, IRAKIMiD,STAT3 and MDM2 degrader programs; plans and timelines for the clinical development of its product candidates, including the therapeutic potential, clinical benefits and safety thereof; and expectations regarding its existing collaborations. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our current and future preclinical studies and clinical trials, supply chain, strategy and future operations; the delay of any current and future preclinical studies or clinical trials or the development of Kymera Therapeutics' drug candidates; the risk that the results of current preclinical studies and clinical trials may not be predictive of future results in connection with future clinical trials; Kymera Therapeutics' ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Kymera Therapeutics' planned interactions with regulatory authorities; obtaining, maintaining and protecting its intellectual property; and Kymera Therapeutics' relationships with its existing and future collaboration partners. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in the Annual Report on Form 10-K for the period ended December 31, 2021, filed on February 24, 2022, as well as discussions of potential risks, uncertainties, and other important factors in Kymera Therapeutics' subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera Therapeutics' views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

KYMERA THERAPEUTICS, INC.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	December 31,
	2021	2020
Assets
Cash, cash equivalents and marketable securities	$ 567,605	$ 458,733
Property and equipment, net	11,881	10,841
Other assets	26,419	17,601
Total assets	$ 605,905	$ 487,175
Liabilities and Stockholders’ Equity
Deferred revenue	$ 101,034	$ 170,390
Other liabilities	45,233	32,897
Total liabilities	146,267	203,287
Total stockholders’ equity	459,638	283,888
Total liabilities and stockholders’ equity	$ 605,905	$ 487,175

KYMERA THERAPEUTICS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2021	2020	2021	2020
Collaboration Revenue—from related parties	$ 15,275	$ 12,785	$ 72,832	$ 34,034

Operating expenses:
Research and development	$ 37,530	$ 20,392	$ 137,017	$ 62,105
General and administrative	11,740	5,175	36,345	18,233
Total operating expenses	49,270	25,567	173,362	80,338
Loss from operations	(33,995)	(12,782)	(100,530)	(46,304)
Other income (expense):
Interest and other income	144	124	488	826
Interest and other expense	(50)	(27)	(175)	(115)
Total other income	94	97	313	711
Net loss	$ (33,901)	$ (12,685)	$ (100,217)	$ (45,593)
Deemed dividend from exchange of convertible preferred stock	—	—	—	(9,050)
Net loss attributable to common stockholders	$ (33,901)	$ (12,685)	$ (100,217)	$ (54,643)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.66)	$ (0.29)	$ (2.09)	$ (3.15)
Weighted average common stocks outstanding, basic and diluted	51,394,065	44,467,228	47,989,023	17,349,582

Investor Contact:

Bruce Jacobs

Chief Financial Officer

investors@kymeratx.com

857-285-5300

Chris Brinzey

Managing Director, Westwicke

chris.brinzey@westwicke.com

339-970-2843

Media Contact:

Tyler Gagnon

Director, Corporate Communications

tgagnon@kymeratx.com

508-904-9446